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                                                                  Exhibit 99.1


                     Report of Independent Accountants on
                         Financial Statement Schedule


To the Board of Directors
of HealthGate Data Corp.

Our audits of the consolidated financial statements of HealthGate Data Corp. referred to in our report dated March 23, 2001 (which report and consolidated financial statements are included in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth herein when read in conjunction with the related consolidated financial statements.


PricewaterhouseCoopers LLP
Boston, Massachusetts
March 23, 2001

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                             HEALTHGATE DATA CORP.
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


                                                          Balance at      Charges to                   Balance at
                                                         Beginning of     Costs and                      End of
                                                             Year          Expenses      Deductions       Year
                                                         ------------     ----------     ----------    ----------
     2000
Allowance for doubtful accounts                            $ 50,000       $ 165,122      $(24,497)      $ 190,625

     1999
Allowance for doubtful accounts                              20,000          30,000                        50,000

     1998
Allowance for doubtful accounts                               3,500          20,000        (3,500)         20,000
